UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 24, 2019
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

250 Gibraltar Road	Horsham	PA	19044
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Guarantee of Toll Brothers Finance Corp. 5.625% Senior Notes due 2024	TOL/24	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 24, 2019, Richard T. Hartman, the President and Chief Operating Officer of Toll Brothers, Inc. (the “Company”), notified the Company that he will retire as President and Chief Operating Officer effective October 31, 2019 and will retire from all other positions with the Company and its subsidiaries effective December 31, 2019.
In connection with Mr. Hartman’s retirement, the Board of Directors of the Company has approved the appointment, effective November 1, 2019, of each of James W. Boyd and Robert Parahus as an Executive Vice President and Co-Chief Operating Officer. In their new roles, Mr. Boyd will have responsibility for the Company’s western region and Mr. Parahus its eastern region. In addition to his role as Chairman and Chief Executive Officer of the Company, Douglas C. Yearley, Jr. will assume the role of President.
Mr. Boyd initially joined the Company in 1983 and remained until 1985, when he launched his own independent development company, before rejoining the Company in 1993 to oversee the Company’s entry into the California market. He was appointed Regional President in 2005. Mr. Boyd currently oversees the Company’s homebuilding operations in California, Nevada and Idaho. Mr. Boyd has over 36 years of experience in the homebuilding industry.
Mr. Parahus began his career with Toll Brothers in 1986. In 1992 and 1993, he led Toll Brothers’ expansion into Connecticut and New York. He was appointed Regional President in 2006. Mr. Parahus currently oversees the Company’s homebuilding operations in New Jersey, New York, Connecticut, Massachusetts and Florida, and has oversight responsibility for Toll Integrated Systems, the Company’s building component manufacturing operations. Mr. Parahus has over 30 years of experience in the homebuilding industry.
As an Executive Vice President and Co-Chief Operating Officer of the Company, Mr. Boyd will receive an annual base salary of $1,000,000 and Mr. Parahus will receive an annual base salary of $850,000. Each executive will also be eligible to participate in the Company’s annual senior officer bonus plan, long-term equity incentive plan and other regular compensation arrangements for the Company’s executive officers, including participation as an “Executive Officer Other than the Chief Executive Officer” under the Company’s Executive Severance Plan and participation in the Company’s Supplemental Executive Retirement Plan.

ITEM 8.01	Other Events
On September 25, 2019 the Company issued a press release announcing the retirement of Mr. Hartman as President and Chief Operating Officer and the appointments of Messrs. Boyd and Parahus as Executive Vice Presidents and Co-Chief Operating Officers. A copy of the press release is attached as Exhibit 99.1 for reference.
The information furnished with this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
ITEM 9.01. Financial Statements and Exhibits
(d). Exhibits
Exhibit
No.     Item

99.1*	Press release of Toll Brothers, Inc. dated September 25, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	September 25, 2019	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer

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